Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Meller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report for the fiscal year ended December 31, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report for the fiscal year ended December 31, 2008 fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark Meller
Mark Meller
President
Chief Executive Officer
Chief Financial Officer
April 14, 2009